UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2008, Boston Private Financial Holdings, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with its Chairman and Chief Executive Officer, Timothy L. Vaill, to provide for Mr. Vaill’s continued leadership, consistent with the Company’s long-standing management succession planning process. This agreement helps ensure essential leadership stability at the Company and is part of the Company’s ongoing focus on an orderly transition to new leadership in the future.

Under the amended employment agreement, Mr. Vaill has agreed to serve as Chairman and Chief Executive Officer for a minimum term of one year until December 31, 2009, and for additional time thereafter until the Company’s Board of Directors designates a successor. The Employment Agreement also includes a two-year non-competition provision. Mr. Vaill’s supplemental executive retirement agreement has also been amended.

This description is qualified in its entirety by reference to a copy of the Employment Agreement and the supplemental executive retirement agreement, which are attached hereto as Exhibits 10.1 and 10.2 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated December 18, 2008, by and between Boston Private Financial Holdings, Inc. and Timothy L. Vaill.

10.2	Amended and Restated Supplemental Executive Retirement Agreement, dated December 18, 2008, by and between Boston Private Financial Holdings, Inc. and Timothy L. Vaill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Timothy L. Vaill
Name: Timothy L. Vaill Title: Chairman of the Board and Chief Executive Officer

Date: December 23, 2008